UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2012

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Vantis, Suite 350 Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 19, 2012, the Board of Directors of Sunstone Hotel Investors, Inc. (the “Company”) approved an amendment to Article II, Section 2.7 of the Amended and Restated Bylaws of the Company to change the voting standard for the election of directors from a plurality to a majority of all the votes cast in uncontested elections. Under the revised voting standard, directors shall be elected by the vote of a majority of the votes cast with respect to the election of directors at a duly called meeting of stockholders at which a quorum is present; provided that if the election is contested, directors shall be elected by a plurality of the votes cast at a duly called meeting of stockholders at which a quorum is present. The first amendment to the Amended and Restated Bylaws is attached as Exhibit 3.1 to this report and is incorporated by reference herein. The descriptions of the foregoing amendment to the Company’s Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the attached amendment. The effective date of this amendment was March 19, 2012.

Item 8.01	Other Events

The Board of Directors also adopted, effective March 19, 2012, a director resignation policy which requires (in any uncontested election of directors) any incumbent director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation to the Board of Directors following the final tabulation of the stockholder vote. The Nominating and Corporate Governance Committee will consider the director’s resignation and will make a recommendation for consideration by the Board of Directors. Within 90 days following the final vote tabulation, the Board of Directors will act on the tendered resignation and the Nominating and Corporate Governance Committee’s recommendation. The Nominating and Corporate Governance Committee and the Board of Directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation including, without limitation, the stated reason or reasons why stockholders voted against such director’s re-election, the qualifications of the director (including, for example, whether the director serves on the Audit Committee of the Board of Directors as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible and available to serve on the audit committee in such capacity), and whether the director’s resignation from the Board of Directors would be in the best interests of the Company and its stockholders. Any director who tenders his or her resignation pursuant to this policy shall not participate in the Nominating and Corporate Governance Committee recommendation or Board of Directors action regarding whether to accept the resignation offer. Thereafter, the Board of Directors will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission.

If each member of the Nominating and Corporate Governance Committee fails to receive the sufficient vote in favor of his or her election in the same election, then those independent directors who did not receive a greater number of “withheld” votes shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them. However, if the only directors who did not receive a greater number of “withheld” votes constitute less than three directors, all directors may participate in the action regarding whether to accept the resignation offers.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

3.1	First Amendment to the Amended and Restated Bylaws of Sunstone Hotel Investors, Inc., effective as of March 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: March 22, 2012	By:	/s/ John V. Arabia
John V. Arabia Principal Financial Officer and Duly Authorized Officer